Exhibit 99.1

Signature Page

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By: KKR & Co. GP LLC, its general partner	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. GP LLC	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR HOLDCO LLC	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP PARTNERSHIP L.P.	11/18/2024
By: KKR Group Holdings Corp., its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact